UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 26, 2012

(Date of earliest event reported: December 19,  2012)

CELLCEUTIX CORPORATION

Nevada	30-0565645

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 Cumming Center, Suite 151-B

Beverly, MA  01915

 (Address of principal executive offices and zip code)

(978)-236-8717

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 19, 2012 the Company issued  320,000 Class A common shares par value $.0001 to a consultant upon exercise of stock options granted to him  pursuant to the Company’s 2009 and 2010 Equity Incentive Plans of which  80,000 were granted on March 2, 2009, exercisable at $0.14 per share; 200,000 were granted on February 8, 2011, exercisable at $0.20 per share; and 40,000 were granted on February 17, 2011 exercisable at $.20 per share.  The Company received $59,200.  The issuance was exempt from registration under Section 4(2) of the Securities Act.

On December 21, 2012 the Company issued 1,680,000 Class A common shares to a consultant upon exercise of Stock Options granted on December 29, 2010 under the Company’s 2010 Equity Incentive Plan and exercisable  at $0.10 per share.    The Company received $168,000.  The issuance was exempt from registration under Section 4(2) of the Securities Act.

All of the options were granted at the prevailing market prices on the date of the grant

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 26, 2012

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Chief Executive Officer